 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 1, 2019 (July 1, 2019)
Date of Report (Date of earliest event reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 649-2311
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	SNV	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	SNVPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modification to Rights of Security Holders

On June 28, 2019, Synovus Financial Corp. (the “Company”) filed the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Amendment”), to be effective July 1, 2019, with the Georgia Secretary of State Division of Corporations setting forth the terms of the Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, with a liquidation preference of $25.00 per share, of the Company (the “Series E Preferred Stock”).

The Series E Preferred Stock ranks senior to the Company’s common stock and equally with its Series D Preferred Stock, and at least equally with each other series of preferred stock it may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series E Preferred Stock and all other parity stock, voting separately), with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up.

Under the terms of the Series E Preferred Stock, the ability of the Company to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock or any preferred stock ranking on parity with or junior to the Series E Preferred Stock is subject to certain restrictions in the event that the Company fails to declare and pay dividends on the Series E Preferred Stock for the most recently completed dividend period. In addition, in the event the Company liquidates, dissolves or winds-up its business and affairs, either voluntarily or involuntarily, the Company is required to pay the holders of the Series E Preferred Stock a liquidating distribution of $25.00 per share, plus any declared and unpaid dividends, before the Company makes any distribution of assets to the holders of the Company’s common stock or any other class or series of shares ranking junior to the Series E Preferred Stock.

The foregoing description of the terms of the Series E Preferred Stock is qualified in its entirety by reference to the full text of the Articles of Amendment, which are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 28, 2019, the Company filed the Articles of Amendment, to be effective July 1, 2019, with the Georgia Secretary of State Division of Corporations, which became effective upon acceptance of the Articles of Amendment for record by the Georgia Secretary of State Division of Corporations, amending the Articles of Incorporation by establishing and setting forth the terms of its Series E Preferred Stock consisting of 14,000,000 shares.

The Company will pay non-cumulative cash dividends on the Series E Preferred Stock, when, as, and if declared by the Company’s Board of Directors or a duly authorized committee of the Board. From the date of issuance to, but excluding, July 1, 2024, the Company will pay dividends, when, as, and if declared by the Company’s Board of Directors or such committee of the Board at a fixed rate of 5.875% per annum, payable quarterly, in arrears, on January 1, April 1, July 1 and October 1 of each year beginning on October 1, 2019, and ending on July 1, 2024. From and including July 1, 2024, for each Reset Period (as defined below), the Company will pay dividends, when, as, and if declared by the Company’s Board of Directors or such committee of the Board at a rate equal to the five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date (as defined below) plus 4.127% per annum, payable quarterly, in arrears, on January 1, April 1, July 1 and October 1 of each year, beginning on July 1, 2024.

A “Reset Date” means July 1, 2024 and each date falling on the fifth anniversary of the preceding Reset Date.

A “Reset Period” means the period from and including July 1, 2024 to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

A “Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the beginning of such Reset Period.

The Series E Preferred Stock has a liquidation preference of $25.00 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Liquidating distributions will be made on the Series E Preferred Stock only to the extent the Company’s assets are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any security ranking senior to the Series E Preferred Stock, and pro rata with any other shares of the Company’s stock ranking equal to the Series E Preferred Stock.

The Series E Preferred Stock is perpetual and does not have any maturity date. The Series E Preferred Stock is redeemable at the Company’s option (i) in whole or in part, from time to time, on July 1, 2024 or any subsequent Reset Date, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined in the Articles of Amendment), in each case, at a redemption price equal to $25.00 per share, plus any declared and unpaid dividends. Accordingly, the Series E Preferred Stock will remain outstanding indefinitely unless and until the Company decides to redeem it and receives the prior approval of the Board of Governors of the Federal Reserve System applicable to bank holding companies to do so. The Series E Preferred Stock has no preemptive or conversion rights.

The Series E Preferred Stock has no voting rights except with respect to (i) in the case of certain dividend non-payments only, the election of two directors; (ii) authorizing, increasing the authorized amount of, or issuing, shares of any class or series of stock ranking senior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company; (iii) authorizing material and adverse changes to the terms of the Series E Preferred Stock, whether by merger consolidation or otherwise; and (iv) as otherwise required under Georgia law.

The Articles of Amendment also delete the information and designations relating to the Series A, Series B and Series C preferred stock of the Company as those series of preferred stock are no longer outstanding.

The foregoing description of the terms of the Series E Preferred Stock is qualified in its entirety by reference to the full text of the Articles of Amendment, which are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01. Other Events

On July 1, 2019, the Company completed the previously announced public offering of 14,000,000 shares of Series E Preferred Stock pursuant to the Underwriting Agreement, dated as of June 24, 2019, by and among the Company and BofA Securities, Inc., as representative of the several underwriters named therein, filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 24, 2019, as described in a prospectus supplement, dated June 24, 2019, filed with the Commission on June 26, 2019. The shares of Series E Preferred Stock have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3ASR (File No. 333-212916), filed with the Commission on August 4, 2016 (the “Registration Statement”). The following documents are being filed with this Current Report on Form 8-K and incorporated by reference herein and into the Registration Statement: (i) the Articles of Amendment as Exhibit 3.1 hereto, (ii) the form of certificate representing the Series E Preferred Stock as Exhibit 4.1 hereto, and (iii) the validity opinion letter of Alston & Bird LLP, counsel to the Company, with respect to the Series E Preferred Stock as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

3.1
Articles of Amendment to the Amended and Restated Articles of Incorporation of Synovus Financial Corp. with respect to the Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, with a liquidation preference of $25.00 per share, effective as of July 1, 2019.

4.1	Form of Certificate Representing the Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, with a liquidation preference of $25.00 per share.

5.1
Opinion of Alston & Bird LLP, counsel to the Company, regarding the validity of the shares of Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, with a liquidation preference of $25.00 per share.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1 hereof).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNOVUS FINANCIAL CORP.

By:	/s/ Allan E. Kamensky
Name: Allan E. Kamensky
Title: Executive Vice President, General Counsel and Secretary

Dated: July 1, 2019